UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) : November 24, 2009

                        Baltia Air Lines, Inc.
        (Exact name of registrant as specified in its chapter)

      New York                 CIK 869187               11-2989648
(State of incorporation) (Commission File Number)    (IRS Employer ID)

63-25 Saunders St., Suite 7 I, Rego Park, New York        11374
  (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 907 275-5205

Check the appropriate box in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

[  ] Written communications pursuant to Rule 425
     of the Securities Act (17 CFR 230.425
[  ] Soliciting material pusuant to Rule 14a-12
     of the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act 17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition of Asset.

(a) On November 24, 2009, Baltia Air Lines, Inc. (OTCBB: BLTA) took delivery of its first Boeing 747, paid in full.
Purchase is incorporated herein by reference from Baltia's
3rd quarter 10Q, 2009.


(b) When Baltia commences flight operations, this aircraft will be placed in service connecting directly New York and St. Perersburg, Russia.


D.O.T. Regulatory Disclaimer

Baltia is a US startup airline. No ticket sales are currently available. This service is subject to receipt of government operating authority.

Safe Harbor Disclaimer

Statements about Baltia Air Lines future expectations, including without limitation, future revenues and earnings, plans and objectives for the future operations, future agreements, future economic performance, operations and all other statements other than historical facts are 'forward-looking statements'within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Baltia Air Lines intends that such forward-looking statements be subject to the Safe Harbors created thereby. Since these statements involve risks and uncertainties, including but not limited to economic, competitive, governmental, contractual and technological factors affecting Baltia Air Lines operations, markets and profitability, actual results could differ materially and adversely from the expected results.


Baltia Air Lines

by:  /s/  Igor Dmitrowsky
Igor Dmitrowsky, President
and Chief Financial Officer

November 27, 2009